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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 13, 2005

                                VITALSTATE, INC.
             (Exact name of Registrant as specified in its Charter)

         New York                        0-30158                13-3935933
(State or other Jurisdiction)          (Commission             (IRS Employer
    of Incorporation)                  File Number)          Identification No.)

               1499 High Ridge Road, Boynton Beach, Florida, 33426
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (561) 375-6333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 Departure of Directors or Principal Executive Officer

Christopher C. Luck, 56, was elected as a director of Vitalstate, Inc. on April 13, 2005 and will fill the board vacancy created when Thomas Torokvei passed away in March 2005. Mr. Luck, FCCA, FCMA(UK), CMA has been associated with our company since 2003 through his position with Scepter Holdings Inc, an Ontario corporation, our largest shareholder. During the past five years, Mr. Luck has served as Vice President, Finance and CFO of Scepter Corporation, a manufacturer of plastic products and wholly owned subsidiary of Scepter Holdings Inc. During this same period he has also served as Vice President, Finance and CFO of Scepter Holdings Inc., a holding and venture capital investment company.

As of April 10, 2005, Scepter Holdings Inc. beneficially owned 8,000,000 shares of our outstanding common stock, representing approximately 35.7% of our outstanding shares of common stock.

Effective February 27, 2003 we completed a private placement with a single investor, Scepter Holdings Inc. The offering involved the sale of 4,000,000 units, at a price of $.50 per unit. Each unit consisted of one share of our common stock and a Special Warrant to purchase an additional share of our common stock at a price of $.50 per share during the one year period that commenced on February 27, 2003. All of the Special Warrants were exercised during 2003, and upon such exercises we issued an aggregate of 4,000,000 shares of restricted stock to Scepter Holdings.

As part of the financing with Scepter Holdings, we agreed that as long as Scepter Holdings owns at least 5% of our outstanding common stock, it is entitled to designate to our board of directors up to the number of directors, as a percentage of our whole board, that is equal to Scepter Holdings' percentage ownership of our outstanding common stock.

We also granted Scepter Holdings a right of first refusal, while it owns any shares of our common stock, to purchase additional shares of our common stock or debt instruments of ours, in the event that we offer to sell common stock or debt instruments to third parties in the future, in such amounts that are in proportion to Scepter Holdings' then existing percentage ownership of our outstanding common stock.

Effective February 10, 2004, we entered into a Loan Agreement, Security Agreement, Guaranty Agreement, and Movable Hypothecs with Scepter Holdings pursuant to which Scepter Holdings agreed to periodically make loans to us up to an aggregate principal amount of $2,000,000. All such loans, including all accrued interest due thereon, are payable on demand and in all events not later than December 31, 2005. Pursuant thereto, Scepter loaned us $200,000 on February 10, 2004 and $800,000 on March 2, 2004. The loans, which are represented by promissory notes, bear interest at the rate of 8% and are secured by our accounts receivable and inventory and the guarantees, accounts receivable and inventory of our wholly owned subsidiaries, Vitalstate Canada Ltd. and Vitalstate US Inc.

During 2004, Scepter Holdings, Inc. agreed to fund the company for working capital and overhead needs in the form of debt. During 2004, Scepter Holdings loaned us $3,400,000 and has secured this investment with all working capital and intellectual property of the company. Additionally, Scepter Holdings, Inc. has agreed to loan the company an additional $3,000,000 in 2005. The total amount of $6,400,000 is due on December 31, 2005 or sooner.

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ITEM 9.01(c)    Exhibits

99.1            Press Release, dated April 15, 2005.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VITALSTATE, INC.

Date:  April 18, 2005
                                        By: /s/ Lisa Dalberth
                                           -------------------------------------
                                           Name:  Lisa Dalberth
                                           Title: Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit    Description

99.1       Press Release, dated April 15, 2005.